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                                                                 Exhibit 10.29.1
                          AMENDMENT OF OPTION AGREEMENT

                  AMENDMENT OF BENCHMARKING PARTNERS, INC. OPTION AGREEMENT ("Amendment"), dated as of July 19, 1999, between Christopher Greendale ("Optionee") and Internet Capital Group, Inc., a Delaware Corporation ("ICGE").

                                   Background
                                   ----------

                  WHEREAS, Optionee and ICGE's predecessor, Internet Capital Group, L.L.C., a Delaware Limited Liability Company ("ICG") are parties to a Benchmarking Partners, Inc. Option Agreement dated as of January 1, 1997 (the "Agreement") concerning a grant by ICG to Optionee of an option to purchase shares of Series A Preferred Stock of Benchmarking Partners, Inc. ("Benchmarking"), a Massachusetts Corporation.

                  WHEREAS, Optionee and ICGE acknowledge a mutual mistake of fact contained in the Agreement and wish by this Amendment to make certain changes to the provisions of the Agreement.

                  WHEREAS, Optionee and ICGE wish to amend their Agreement so as to modify Optionee's option to purchase shares of Series A Preferred Stock of Benchmarking, such that the number of shares for which Optionee shall have an option to purchase shall be 1,170 shares of Series A Preferred Stock of Benchmarking, which shares as of the date of this Amendment are convertible into 58,500 shares of Common Stock, par value $0.01 per share, of Benchmarking.



                                      Terms
                                      -----

                  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1. Subsection (a) of Section 1, entitled "Grant of Option: Representations and
                                          ------------------------------------
Warranties.", is hereby amended and restated in its entirety:
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         1.       Grant of Option: Representations and Warranties.
                  -----------------------------------------------

                  (a) ICG hereby irrevocably grants to Optionee the right and option to purchase all or any part of an aggregate of 1,170 shares (the "Option Shares") of Series A Preferred Stock ("Series A Preferred Stock") of Benchmarking Partners, Inc. ("Benchmarking") presently owned by ICG, on the terms and conditions set forth in this Agreement.

2. Subsections (b) and (c) of Section 2, entitled "Term and Time of Exercise of
                                                   ----------------------------
Option: Option Price.", are hereby amended and restated in their entirety:
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         2.       Term and Time of Exercise of Option: Option Price.
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                  (b) Subject to Sections 5 and 6, the Option Shares shall
         become exercisable in four cumulative, approximately equal annual increments beginning on the first anniversary of the Grant Date. Thus, approximately one-fourth (293) of the Option Shares shall become exercisable one (1) year from the Grant Date; approximately an additional one-fourth (293) of the Option Shares shall become exercisable two (2) years from the Grant Date; approximately an additional one-fourth (292) of the Option Shares shall become exercisable three (3) years from the Grant Date; and approximately the remaining one-fourth (292) of the Option Shares shall become exercisable four (4) years from the Grant Date.

                  (c) This Option shall be exercisable at the purchase price of $142.50 per share (the "Option Price").

         3. In all other respects, the Agreement shall continue in full force and effect.

         4. This Amendment is effective as of the date first above written.

         5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                    INTERNET CAPITAL GROUP, INC.
                                    (F/K/A INTERNET CAPITAL GROUP, L.L.C.)


                                    By: /s/ Henry Nassau
                                       ---------------------------
                                         Name: Henry Nassau
                                         Title: M. Director & G.C.




                                    By: /s/ C.H. Greendale
                                       ---------------------------
                                         Name: C. H. Greendale
                                         Title: MGG Director